Exhibit 99.1

NEWS RELEASE

Contact:

John Coulbourn	Martha Schaefer	Greg Wood	Patrick Nguyen
SeaChange International	SeaChange International	Chief Financial Officer	EVP Corporate Development
Corporate Communications	Investor Relations	Liberate Technologies	Liberate Technologies
1-978-897-0100 x3098	1-978-897-0100 x3030	1-650-645-4003	1-650-645-4004
johnc@schange.com	mschaefer@schange.com	gwood@liberate.com	pnguyen@liberate.com

SEACHANGE ACQUIRES LIBERATE’S BUSINESS OUTSIDE OF NORTH AMERICA

Acquisition Supports SeaChange Software for Television Applications

From Cable Headend to Settop;

Includes Middleware Contracts with Top European Broadband Operators

MAYNARD, Mass. (July 13, 2005) — SeaChange International, Inc. (Nasdaq: SEAC), a leading provider of digital video systems for video-on-demand and other television applications, today announced that it has completed the previously announced acquisition of Liberate Technologies’ (Pink Sheets: LBRT) business assets outside of North America.

Liberate supplies interactive television software to some of the world’s largest network operators, including ntl, Telewest and UGC in Europe. Under terms of the acquisition, SeaChange and its subsidiaries have been assigned certain customer contracts, received patents and other intellectual property, and assumed certain limited liabilities, related to Liberate’s business outside of North America in exchange for approximately $23.5 million in cash consideration.

As part of the transaction, SeaChange will continue operations in Liberate’s former facilities in San Mateo, California and London, England and is continuing employment for approximately 20 employees.

“This strategic acquisition provides SeaChange the value of Liberate’s interactive software platform, experienced engineers and contracts with some of Europe’s top broadband operators. It is very complementary and accretive to our television business,” said Bill Styslinger, president and CEO, SeaChange International. “SeaChange digital video systems are serving more commercial on-demand television services worldwide than any other and we intend to continue our leadership by providing our customers with the flexibility, speed and utmost confidence in the deployment of compelling new digital and interactive television applications.”

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First deployed in 2000 and now supporting over 100 broadband networks delivering on-demand services, SeaChange’s standards-based servers and software are the foundation for the majority of commercial on-demand television deployments around the world. In Europe, its customers include ntl, Telewest, Israel’s top three cable operators and others. In North America and Asia, SeaChange serves some of the largest cable and telco operators in the world, including Cablevision, Comcast, Cox, Nippon Telephone and Telegraph (NTT), Time Warner Cable and Verizon. In 2004, the National Television Academy awarded the first-ever Emmy to SeaChange for accomplishments enabling on-demand’s widespread availability.

About Liberate Technologies

Liberate Technologies is a provider of software for digital cable systems. Based on industry standards, Liberate’s software enables cable operators to run multiple services – including high-definition television, video on demand, and personal video recorders – on multiple platforms.

About SeaChange International

SeaChange International provides digital video systems that are changing television. Its powerful server and software systems enable television operators to provide new on-demand services and to gain greater efficiencies in advertising and content delivery. With its Emmy-winning MediaCluster® technology, thousands of SeaChange systems are helping broadband, broadcast and satellite television companies to streamline operations, expand services and increase revenues. SeaChange is headquartered in Maynard, Massachusetts and has product development, support and sales offices throughout the world. Visit www.schange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements concerning expected revenues, earnings, product introductions and general market conditions, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: the continued growth, development and acceptance of the video-on-demand market; the loss of one of the Company’s large customers;

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the cancellation or deferral of purchases of the Company’s products; a decline in demand or average selling price for the Company’s broadband products; the Company’s ability to manage its growth; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation, including the Company’s current patent litigation with C-COR (as successor to nCube Corp.); content providers limiting the scope of content licensed for use in the video- on-demand market; the Company’s ability to introduce new products or enhancements to existing products; the Company’s dependence on certain sole source suppliers and third-party manufacturers; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the risks associated with international sales; changes in the regulatory environment; the performance of companies in which the Company has made equity investments, including the ON Demand Group Limited; the Company’s ability to hire and retain highly skilled employees; and increasing social and political turmoil.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors That May Affect our Business” in the Company’s Annual Report on Form 10-K filed with the Commission on April 15, 2005. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

This press release is being filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934.

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SeaChange and MediaCluster are registered trademarks of SeaChange International, Inc.

Liberate and the Liberate design are registered trademarks of Liberate Technologies.

Other product names used in association with these registered trademarks are trademarks of Liberate Technologies.